                                                                   EXHIBIT 10.3


Mentor Graphics Corporation
8005 SW Boeckman Road
Wilsonville, Oregon 97070-7777

                               CUSTOMER AGREEMENT

Agreement No. MA4159                               Effective Date: June 30, 1997
              ------

Customer:  SUMMA FOUR, INC.
           25 Sundial Avenue
           Manchester, NH 03103-7251

This Customer Agreement (Agreement) governs the sale and licensing of products and services to Customer by Mentor Graphics Corporation (Mentor Graphics).

The parties agree as follows:

1. SCOPE OF AGREEMENT. Mentor Graphics will license Software and provide documentation and services to Customer as described in this Agreement, which includes the attachments agreed upon by the parties (Attachments). References to "Software" shall include Mentor Graphics' standard software products and any other software that Mentor Graphics licenses to Customer.

2. ORDERS. If Customer elects to order products or services on an ongoing basis, Customer will issue written purchase orders that refer to this Agreement by number. Customer is not obligated to order products or services, and Mentor Graphics is not obligated to accept purchase orders. If Customer issues a purchase order that Mentor Graphics accepts (Order), the Order will constitute a contract between the parties, which shall be governed solely and exclusively by the terms and conditions of this Agreement even if Customer does not refer to this Agreement on the Order. Any terms or conditions appearing on an Order that add to or conflict with this Agreement will not be effective unless an authorized representative of Mentor Graphics specifically agrees to them in writing.

3. PRICES AND TERMS. Customer will pay amounts invoiced under this Agreement, for products compliant with a quotation under which an Order is placed, in U.S. dollars within 30 days after the date of invoice. The prices that apply to any transaction will be those on a valid quotation that Mentor Graphics has given to Customer, or, if no valid quotation exists, those on Mentor Graphics' applicable price list in effect when Customer places the Order. Prices do not include freight, insurance, customs duties, or other similar charges, which Mentor Graphics will invoice separately. Unless Customer provides Mentor Graphics with a certificate of exemption from the applicable taxing authority, Mentor Graphics will invoice all applicable taxes separately.




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4.       SHIPPING AND DELIVERY. All Orders shall request shipment within six months of the date of the Order. All products are delivered FOB point of shipment. Mentor Graphics will use reasonable efforts to ship on or before the shipping dates requested on the Order, provided that the requested dates conform to the estimated lead times quoted by Mentor Graphics.

5. RESCHEDULING AND CANCELLATION. Customer may request that shipments be rescheduled or canceled by sending a written notice that is received by Mentor Graphics at least ten business days prior to shipment. Customer will not reschedule a shipment to a date more than six months after the date of the original Order. If Customer cancels a shipment, Customer will pay a cancellation charge of 5% of the price of each product canceled.

6.       SOFTWARE LICENSE.

         6.1 Each license that Mentor Graphics grants to Customer is a fully-paid perpetual nonexclusive, nontransferable license to use the Software solely: (a) in machine-readable, object-code form; (b) for Customer's internal business purposes; and (c) on the computer hardware equipment and at the site(s) that Mentor Graphics designates. Customer will use floating-licensed Software only within a single site. As used in this Agreement, "site" means a logically connected network of computer work stations located within a one-half mile radius on which Software may be used and to which Mentor Graphics assigns a site number. Customer is not entitled to receipt or use of the source code for any Software. Mentor Graphics or its licensors will continue to own all Software that Mentor Graphics licenses to Customer.

         6.2 Customer may copy Software only as reasonably necessary to support an authorized use. Customer will include on each copy that it makes all notices and legends embedded in Software and affixed to its medium and container as received from Mentor Graphics. All copies of Software, whether provided by Mentor Graphics or made by Customer, shall remain the property of Mentor Graphics or its licensors. Customer will maintain a record of the number and location of all copies of Software that it makes, including Software that has been merged with other software, and will make those records available to Mentor Graphics upon request.

         6.3 All Software constitutes or contains trade secrets and confidential information of Mentor Graphics or its licensors. Customer shall not make Software available in any form to any person other than Customer's employees or contractors, excluding Mentor Graphics' competitors, whose job performance requires such access. Customer shall take appropriate action to protect the confidentiality of Software and insure that any person permitted access to Software does not disclose it or use it except as permitted by this Agreement. Customer shall not reverse assemble, reverse compile, or otherwise reverse engineer Software, in whole or in part.

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         6.4 Any Software that Mentor Graphics provides to Customer shall be subject to the above license restrictions. The provisions of this section 6 shall survive termination of this Agreement.

7.       LIMITED WARRANTY.

         7.1 Mentor Graphics warrants that during the warranty period its standard, generally supported Software products, when properly installed, will substantially conform to the functional specifications set forth in the applicable user manual. Mentor Graphics does not warrant that Software will meet Customer's requirements or that operation of the Software will be uninterrupted or error free. The warranty period is 90 days starting on the 15th day after delivery or upon installation, whichever first occurs. Customer must notify Mentor Graphics in writing of any nonconformity within the warranty period. MENTOR GRAPHICS' ENTIRE LIABILITY AND CUSTOMER'S EXCLUSIVE REMEDY SHALL BE FOR MENTOR GRAPHICS TO USE COMMERCIALLY REASONABLE EFFORTS TO CORRECT ANY NONCONFORMITY REPORTED BY CUSTOMER DURING THE WARRANTY PERIOD. MENTOR GRAPHICS DOES NOT WARRANT THAT THESE EFFORTS WILL CORRECT THE NONCONFORMITY.

         7.2 This warranty shall not be valid if the Software has been subject to abuse, misuse, accident, alteration, neglect, or unauthorized modification or installation.

         7.3 MENTOR GRAPHICS MAKES NO WARRANTY WITH RESPECT TO SERVICES. ALL SERVICES ARE PROVIDED "AS IS."

         7.4 MENTOR GRAPHICS MAKES NO WARRANTY WITH RESPECT TO ANY PRODUCT THAT MENTOR GRAPHICS PROVIDES TO CUSTOMER EXCEPT MENTOR GRAPHICS' STANDARD, GENERALLY SUPPORTED SOFTWARE PRODUCTS. For third party products, however, Mentor Graphics will transfer to Customer any warranty from the original manufacturer or licensor that Mentor Graphics is allowed to transfer.

         7.5 THE WARRANTIES SET FORTH IN THIS SECTION 7 ARE EXCLUSIVE AND MENTOR GRAPHICS MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED WITH RESPECT TO THE SOFTWARE, SERVICES OR OTHER MATERIAL PROVIDED UNDER THIS AGREEMENT. MENTOR GRAPHICS SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8. LIMITED SUPPORT. Mentor Graphics has no obligation, other than the above limited warranty obligations, to support any products except as may be specifically agreed in writing by Mentor Graphics in a separate agreement or in an Attachment to this Agreement.


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9.       INFRINGEMENT.

         9.1 Subject to sections 9.2 and 9.3 below, Mentor Graphics will defend or settle, at its option and expense, any action brought against Customer alleging that any Software product furnished by Mentor Graphics under this Agreement infringes a United States patent or copyright. Mentor Graphics will pay any costs and damages finally awarded against Customer that are attributable to the claim, provided that Customer (a) notifies Mentor Graphics promptly in writing of the action; (b) provides Mentor Graphics all reasonable information and assistance to settle or defend the claim; and (c) grants Mentor Graphics sole authority and control of the defense or settlement of the claim.

         9.2 In lieu of the provisions of section 9.1, if an infringement claim is made, Mentor Graphics may, at its option and expense, either (a) replace or modify the Software product so that it becomes noninfringing or (b) procure for Customer the right to continue using the Software product. If Mentor Graphics determines that neither of those alternatives is financially practical or otherwise reasonably available, Mentor Graphics may require the return of the Software product and refund to Customer the license fee paid, less a reasonable allowance for use.

         9.3 Mentor Graphics has no liability to Customer if the alleged infringement is based upon: (a) the combination of the Software product with any product not furnished by Mentor Graphics; (b) the modification of the Software product other than by Mentor Graphics; (c) the use of other than a current unaltered release of a Software product; (d) the use of the Software product as part of an infringing process; or (e) a product that Customer designs or markets. Mentor Graphics has no liability for the alleged infringement by any product that is not generally available from and supported by Mentor Graphics at the time Customer acquires the product.

         9.4 THIS SECTION 9 STATES MENTOR GRAPHICS' ENTIRE LIABILITY AND CUSTOMER'S SOLE AND EXCLUSIVE REMEDY WITH RESPECT TO ANY ALLEGED PATENT OR COPYRIGHT INFRINGEMENT BY ANY PRODUCT.

10. LIMITATION OF LIABILITY. IN NO EVENT SHALL MENTOR GRAPHICS BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF PROFITS) WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY, REGARDLESS OF WHETHER IT HAS BEEN ADVISED OF SUCH DAMAGES. IN NO EVENT SHALL MENTOR GRAPHICS' LIABILITY UNDER THIS AGREEMENT EXCEED THE PRICE OF THE PRODUCT OR SERVICE GIVING RISE TO THE CLAIM.


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11.      LIFE ENDANGERING APPLICATIONS. The products provided under this
Agreement are not designed, made, or intended for use in any application where the failure or inaccuracy of the products might cause death or personal injury. Customer agrees that neither Mentor Graphics nor its suppliers or licensors shall be liable, in whole or in part, for any claims or damages arising out of or in connection with the use and performance of products in such applications. If Customer uses products for such applications, Customer will indemnify and hold harmless Mentor Graphics, its suppliers and its licensors from any claims, loss, cost, damage, expense, or liability, including attorneys' fees, arising out of or in connection with the use and performance of products in such applications.

12. SUBSIDIARIES. For purposes of this section 12, a "Subsidiary" shall mean any corporation more than 50% owned by Customer listed in Attachment A. Any Subsidiary may place purchase orders under this Agreement, provided that the Subsidiary agrees to be bound by all the terms and conditions of this Agreement. A foreign Subsidiary shall place purchase orders with the Mentor Graphics affiliate responsible for that Subsidiary. The Mentor Graphics affiliate may alter the terms and conditions of this Agreement for a particular transaction as necessary to reflect its local laws, business practices and customs. The affiliate may also, at its option, refer a foreign Subsidiary to an independent distributor. This Agreement does not apply to transactions with Mentor Graphics' distributors.

13. TERM AND TERMINATION. This Agreement shall remain in effect until terminated as described below.

         13.1 Customer acknowledges that this Agreement may not apply to future business products and models.

         13.2 Either party may terminate this Agreement at any time upon 30 days written notice if the other party is in material breach of this Agreement and fails to cure the breach within the 30 day notice period.

         13.3 Except as described below, termination of this Agreement or any Attachment will not affect (a) any licenses Mentor Graphics grants before the termination, (b) Customer's obligation to pay for products shipped and services provided before the termination, (c) Customer's obligation to comply with the provisions under section 6 above, and (d) any Mentor Graphics obligation which Customer has paid for in accordance with an Attachment.

         13.4 Mentor Graphics may terminate any Software license granted under this Agreement immediately upon written notice if Customer exceeds the scope of the license granted under section 6 or otherwise fails to comply with the provisions under Section 6. Otherwise, Mentor Graphics may terminate the license only if Customer fails to pay for the license when due and such failure continues for a period of 30 days after written


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



notice from Mentor Graphics. Upon termination of any license under this Agreement, Customer shall cease all use of the Software covered by the license and return to Mentor Graphics or certify deletion and destruction of the Software covered by the license, including all copies.

14. SOFTWARE LOANS. Mentor Graphics may from time to time, at its sole discretion, lend Software to Customer. Mentor Graphics will not require an Order for loans that are at no charge. Mentor Graphics is not obligated to lend any Software to Customer. All loans will be subject to the terms and conditions of this section 14.

         14.1 For each loan Mentor Graphics will identify in writing to Customer the Software loaned and the term of the loan. The writing may be in the form of an electronic communication.

         14.2 Mentor Graphics will grant Customer a nonexclusive, nontransferable, temporary license to use loaned Software for the term of the loan. The temporary license shall be subject to the restrictions of section 6.

         14.3 Customer shall return to Mentor Graphics or delete and destroy loaned Software on or before the expiration of the loan.

         14.4 REGARDLESS OF ANY OTHER PROVISION OF THIS AGREEMENT, CUSTOMER AGREES THAT LOANED SOFTWARE IS PROVIDED "AS IS" AND MENTOR GRAPHICS MAKES NO WARRANTIES WITH RESPECT TO LOANED SOFTWARE, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

15. ADMINISTRATION. Each party assigns a person to administer this Agreement. The administrators are:

For Mentor Graphics:

                  Director of Contracts
                  Mentor Graphics Corporation
                  8005 SW Boeckman Road
                  Wilsonville, Oregon 97070-7777

For Customer:


                  ------------------------------
                  Summa Four, Inc.
                  25 Sundial Avenue
                  Manchester, New Hampshire 03103-7251





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If no administrator is listed for Customer, Customer's administrator shall be the person who signs this Agreement, at the address specified above. Each party may change its administrator upon written notice.

16. NONDISCLOSURE. In addition to Mentor Graphics' rights under section 6, the parties shall sign a confidentiality agreement if any additional confidential information will be disclosed by either party pursuant to this Agreement. Neither party will disclose the content of this Agreement to any third party.

17. DOCUMENTS INCLUDED. The following Attachments are included as part of this Agreement from the effective date of this Agreement, if the Attachments are signed by authorized representatives of the parties:

(Check all that apply)

[ ]      Attachment A      Subsidiaries
[X]      Attachment B      Software Support
[X]      Attachment C      Professional Services

The parties may add or delete Attachments at any time by mutual written agreement.

18.      GENERAL PROVISIONS.

         18.1 ENTIRE AGREEMENT; AMENDMENT. This document, including the Attachments, contains the entire understanding between the parties relating to its subject matter and supersedes all prior or contemporaneous agreements between the parties relating to the subject matter, written or oral. This Agreement may not be changed except by a written document signed by an authorized representative of each party.

         18.2 EXPORT. Customer understands that Mentor Graphics is subject to regulation by United States government agencies, which prohibit export or diversion of products, information about the products, and direct products of the products to certain countries and certain persons. Regardless of any disclosure Customer makes to Mentor Graphics of an ultimate destination of the products or direct products of the products, Customer warrants that it will not export in any manner, either directly or indirectly, any product or direct product of a product, without first obtaining all necessary approval from appropriate United States government agencies. Customer acknowledges that the regulation of product export is in continuous modification by the United States Congress and administrative agencies. Customer agrees to complete all documents and to meet all requirements arising out of such modifications.

         18.3 NOTICE. All notices required or authorized under this Agreement must be in writing and shall refer to this Agreement by number. Notices shall be effective upon delivery if delivered in person or upon mailing if mailed at a U.S. post office, first class


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mail, postage prepaid, addressed or delivered to the other party's administrator at the address stated above, or at such other address as either party provides by advance written notice to the other party.

         18.4 WAIVER. No term of this Agreement shall be considered waived and no breach excused by either party unless made in writing. No consent, waiver, or excuse by either party, express or implied, shall constitute a subsequent consent, waiver or excuse.

         18.5 DELAY. Neither party shall be responsible for failure to perform or deliver or for a delay in performance or delivery where the failure or delay results from causes beyond a party's reasonable control.

         18.6 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be void, invalid, unenforceable or illegal, such provision shall be severed from this Agreement and the remaining provisions will remain in force and effect.

         18.7 ASSIGNMENT OF THE AGREEMENT. Mentor Graphics may delegate, subcontract or assign any of its duties under this Agreement to third parties, but no such delegation, subcontract or assignment shall relieve Mentor Graphics of its obligations under this Agreement without Customer's prior written consent. This Agreement and the rights and duties under it may not be sublicensed, assigned or otherwise transferred by Customer without Mentor Graphics' prior written consent, except for an assignment by operation of law as a result of a merger or other corporate reorganization of Customer for which Customer shall provide written notification.

         18.8 TRANSFER OF SOFTWARE LICENSES. Within the United States the fee, for each approved transfer subject to section 18.7 above, is $1,500 per transaction.

         18.9 CONTROLLING LAW. This Agreement shall be governed by and construed under the laws of the state of Oregon.

CUSTOMER                                     MENTOR GRAPHICS CORPORATION

By  /s/ Dick Swee                            By /s/ Kristine Gardner
    -------------------------------             --------------------------------
     (Authorized Representative)                  (Authorized Representative)

Name Dick Swee                               Name Kristine Gardner
     ------------------------------               ------------------------------
           (Type or Print)                               (Type or Print)

Title VP Engineering                         Title Corporate Contracts Manager
      -----------------------------                -----------------------------

Date 6/27/97                                 Date 6-26-97
     ------------------------------               ------------------------------



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                                  ATTACHMENT B

                                SOFTWARE SUPPORT

This Attachment B is attached to and made a part of Mentor Graphics Customer Agreement No. MA4159 (Agreement) between Mentor Graphics and the following Customer and is effective as of the date it is signed below by authorized representatives of both parties:

Customer:   SUMMA FOUR, INC.
            25 Sundial Avenue
            Manchester, NH 03103-7251

CUSTOMER                                     MENTOR GRAPHICS CORPORATION


By  /s/ Dick Swee                            By /s/ Kristine Gardner
    -------------------------------             --------------------------------
     (Authorized Representative)                  (Authorized Representative)

Name Dick Swee                               Name Kristine Gardner
     ------------------------------               ------------------------------
           (Type or Print)                               (Type or Print)

Title VP Engineering                         Title Corporate Contracts Manager
      -----------------------------                -----------------------------

Date 6/27/97                                 Date 6-26-97
     ------------------------------               ------------------------------

The parties agree as follows:

1. SUPPORT. Pursuant to the terms of the Agreement and this Attachment B Mentor Graphics will provide the Software support services identified in an Order. All Orders for support shall be issued for a minimum term of one year.

2. TECHNICAL COORDINATOR. Customer will provide Mentor Graphics with the name, address and telephone number of a technical coordinator and alternate for each site covered by the Order. The technical coordinator and alternate must have a working knowledge of the Software products. Customer will immediately notify Mentor Graphics of any changes in the name, address or telephone number of the technical coordinator or alternate.

3. TECHNICAL SUPPORT. To the extent Customer has ordered Software support services that include technical support, Mentor Graphics will provide technical support described in this section 3 after Customer reports a Software problem to Mentor Graphics' support center.

         3.1 Mentor Graphics' obligations to provide technical support are to use reasonable efforts to correct any Software errors or provide work-around solutions. As



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needed and applicable, Mentor Graphics' technical support will consist of providing Customer with technical advice or shipping Customer any replacement or modified Software. Specific support levels, hours of support availability, any response options, and any technical support options or guidelines are described in Mentor Graphics' current price list or other published support documentation.

         3.2 "Technical Support Location" or "TSL" means the combination of all groups within Customer that share licenses as authorized under the licensing terms of section 6 of the Agreement or routinely share internal support mechanisms such as Customer-operated help desks. Customer-operated help desks are considered part of the TSL they support. Customer will properly identify all licenses within each TSL designated. The combination of groups and licenses that form a TSL is subject to Mentor Graphics' approval.

         3.3 Customer may order only one configuration of offerings per TSL and such configuration will apply to all Software within the applicable TSL. Only Customer's employees or contractors who use Software licenses that are covered by an Order for technical support may contact Mentor Graphics for support services. Such employees or contractors must provide the applicable site number to Mentor Graphics when placing a support call. If Customer is notified by Mentor Graphics or otherwise learns of non-compliance with this section 3.3, Customer will immediately instruct its employees or contractors who are not in compliance to cease contacting Mentor Graphics for technical support unless or until the appropriate Order is placed. Customer represents that it understands and will comply with Mentor Graphics' then current published technical support guidelines.

4. SOFTWARE UPDATES. To the extent Customer has ordered Software support services that include Software updates, Customer shall receive for each supported site one copy of each applicable Software update, if any, that Mentor Graphics releases during the support term. All Software updates are subject to the licensing terms of section 6 of the Agreement. Third party operating system software may require upgrading in order to execute the new Software update. Mentor Graphics is not required to alter or upgrade third party operating system software to support new Software updates.

5.       LIMITATIONS.

         5.1 Mentor Graphics reserves the right to decline to support any Software product that has not been on continuous support or has been modified by Customer or a third party without Mentor Graphics' prior written consent. If Mentor Graphics decides to support such a Software product, Customer will be responsible for paying Mentor Graphics' current standard charges to restore the product to a condition or version acceptable to Mentor Graphics prior to Mentor Graphics starting support service.


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         5.2 To enable Mentor Graphics to respond to certain Software problems,
Mentor Graphics may need Customer to furnish Mentor Graphics with a test case and sufficient documentation to allow recreation of the Software problem. At Customer's request, Mentor Graphics will sign a mutually acceptable confidentiality agreement regarding the test case and documentation.

         5.3 Software support service does not include: (a) services connected with the installation, configuration, relocation or reconfiguration of Software;
(b) supplies, accessories or media; (c) maintenance or support of operating system software; (d) service resulting from: (i) neglect, misuse or accidental damage of the Software; (ii) modifications, corrections or workarounds performed by a person not authorized by Mentor Graphics; and (iii) the use of the Software with computer hardware, supplies or materials which do not meet Mentor Graphics' specifications; (e) the support of software developed by Customer, developed by Mentor Graphics at Customer's request or obtained from third parties; or (f) the support of third party or other products not regularly provided or supported by Mentor Graphics.

         5.4 Mentor Graphics' software support obligations apply only to the current and immediately prior Software release.

6. RELOCATION. Customer will provide Mentor Graphics with advance written notice of the relocation of any Software product covered by support service. If a proposed relocation includes a transfer of the license to another party or to a computer or site not previously designated by Mentor Graphics for that particular Software product, the relocation and transfer will be subject to Mentor Graphics' prior approval which shall not be unreasonably withheld and its current policies and charges regarding license transfers. However, in no event shall the charges for such transfer exceed $1,500 per transaction.

7. CANCELLATION. Customer may cancel Software support services only upon 60 days prior written notice. Mentor Graphics may cancel Software support services if Customer fails to comply with the terms and conditions of this Attachment B or to pay for the services when due and such failure continues for a period of 30 days after written notice from Mentor Graphics.

8. INITIAL SUPPORT ORDER. Customer's initial order is for the "BaseLine" and "OpenLine" support offerings, a description of which is attached as Exhibit A to this Attachment B.




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



                                  ATTACHMENT C

                              PROFESSIONAL SERVICES

This Attachment C is attached to and made a part of Mentor Graphics Customer Agreement No. MA4159 (Agreement) between Mentor Graphics and the following Customer and is effective as of the date it is signed below by authorized representatives of both parties:

Customer:  SUMMA FOUR, INC.
           25 Sundial Avenue
           Manchester, NH 03103-7251

CUSTOMER                                     MENTOR GRAPHICS CORPORATION


By  /s/ Dick Swee                            By /s/ Kristine Gardner
    -------------------------------             --------------------------------
     (Authorized Representative)                  (Authorized Representative)

Name Dick Swee                               Name Kristine Gardner
     ------------------------------               ------------------------------
           (Type or Print)                               (Type or Print)

Title VP Engineering                         Title Corporate Contracts Manager
      -----------------------------                -----------------------------

Date 6/27/97                                 Date 6-26-97
     ------------------------------               ------------------------------

The parties agree as follows:

1. PROJECT OBJECTIVE AND PAYMENT. Pursuant to the terms set forth in the Agreement and this Attachment C Mentor Graphics will perform services for Customer as described in a statement of work (SOW) referenced in an Order. Project objectives and the individual tasks of the parties will be described in the SOW. For each new project, the parties will execute a new SOW. Customer will pay Mentor Graphics all fees associated with the services that Mentor Graphics performs.

2.       OWNERSHIP.

         2.1 "Intellectual Property" means all custom software and any other ideas, inventions, whether or not patentable, U.S. and foreign patent and related rights, U.S. and foreign copyrights, discoveries, improvements, trade secrets, and/or know-how that Mentor Graphics develops or provides to Customer as part of the services covered by this Attachment, whether the Intellectual Property is developed solely by Mentor Graphics or with Customer's assistance or resources.

         2.2 Customer will own all Intellectual Property to the extent it (a) pertains exclusively to and is physically implemented in Customer's products or design environment, and (b) does not include any of Mentor Graphics' pre-existing code or other pre-existing intellectual property, modifications or enhancements to such pre-existing code or intellectual property, or ideas, concepts or know-how with applicability outside Customer's design environment (Customer Intellectual Property). Mentor Graphics will assign to Customer all of Mentor Graphics' right, title and interest in and to Customer Intellectual Property that Customer will own. Customer shall be the sole owner of all domestic and foreign patents, copyright rights and other rights pertaining to such Customer Intellectual Property, and Mentor Graphics agrees to sign all documents that Customer reasonably determines to be necessary or convenient for use in applying for, perfecting or enforcing patents or other rights in such Customer Intellectual Property.

         2.3 Mentor Graphics will own all Intellectual Property except for Intellectual Property which is owned by Customer pursuant to section 2.2 above (Mentor Graphics Intellectual Property). Customer will assign to Mentor Graphics all of Customer's right, title and interest in and to the Mentor Graphics Intellectual Property that Mentor Graphics will own. Mentor Graphics shall be the sole owner of all domestic and foreign patents, copyright rights and other rights pertaining to such Mentor Graphics Intellectual Property, and Customer agrees to sign all documents that Mentor Graphics reasonably determines to be necessary or convenient for use in applying for, perfecting or enforcing patents or other rights in such Mentor Graphics Intellectual Property.

3.       LICENSE.

         3.1 Mentor Graphics grants to Customer a fully-paid perpetual, royalty-free, non-exclusive, nontransferable license to any Mentor Graphics Intellectual Property that Mentor Graphics provides to Customer pursuant to this Attachment. The license will be subject to the provisions of section 6 of the Agreement. If as part of such Mentor Graphics Intellectual Property Mentor Graphics provides the source code, Customer's license to the source code will be subject to the following additional provisions (except, however, that these additional provisions do not apply to any code written in the AMPLE language):
Customer will use the source code only to correct software errors and enhance or modify the Mentor Graphics Intellectual Property for Customer's internal use. Customer shall not disclose or permit disclosure of source code, in whole or in part, including any of its methods or concepts, to anyone except Customer's employees with a need to know. Customer shall not copy or compile source code in any manner except to support this authorized use. Customer shall not sell, sublicense or otherwise transfer source code in any form or any modification or compilation of source code, in whole or in part. If Customer attempts to use, copy, transfer, compile or disclose source code in any manner contrary to the provisions of this section 3.1, or in derogation of Mentor Graphics' proprietary rights, Mentor Graphics shall have, in addition to any other remedies available to it, the right to injunctive relief enjoining such action.


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



         3.2 Mentor Graphics grants to Customer a royalty-free, non-exclusive, nontransferable license to use for Customer's internal business purposes only any of Mentor Graphics' other Intellectual Property that Mentor Graphics provides to Customer pursuant to this Attachment.

4. REPORTS. Any report that Mentor Graphics prepares for Customer under this Attachment will be based on information that Mentor Graphics obtains from Customer. Accordingly, Mentor Graphics makes no representations as to the accuracy or completeness of such reports. Any proposals Mentor Graphics makes in such reports are recommendations only. Statements made in such reports regarding the results of implementation of any recommendations are guidelines and estimates only.

5. NO SUPPORT. Unless otherwise specifically agreed in an SOW, Mentor Graphics will have no obligation to support or maintain any Software or other material that Mentor Graphics develops or provides pursuant to this Attachment.

6. INDEPENDENT DEVELOPMENT. Customer understands that Mentor Graphics may have already developed or received from other parties information or material similar to that provided by or to Customer under this Attachment or may currently or in the future be developing information and material similar to that provided by or to Customer. Accordingly, nothing in this Attachment shall be construed as a representation or inference that Mentor Graphics has not or will not develop products, for itself or for others, that compete with the products, information, or material supplied by or to Customer under this Attachment. Notwithstanding the above, Mentor Graphics warrants that it shall not use any Customer Intellectual Property in any such developments described above.

7. HIRING. During Mentor Graphics' performance of services under an SOW and for a period of one year following completion of the project, neither party will intentionally solicit for hire any of the other party's employees or contractors who have performed such services for the project unless otherwise agreed to, in writing, by the party.

8. THIRD PARTY SOFTWARE. If the work contemplated in an SOW would require that Mentor Graphics use software licensed to Customer by a third party, Customer shall ensure that Mentor Graphics has the right to use the third party software on Customer's behalf. Mentor Graphics shall limit its use of such third party software to work performed for Customer under the applicable SOW.

9. STATUS AS INDEPENDENT CONTRACTORS. The parties are independent contractors. Neither has the authority to bind the other to any third person or act in any way as the representative of the other, unless otherwise expressly agreed to in writing by authorized representatives of both parties. This Attachment in no way prohibits Mentor Graphics from performing identical or similar services for other parties.

10. TERMINATION. Either party may terminate the performance of any services upon material breach of this Agreement by the other party and failure to cure the breach within 30 days after written notice specifying the breach. Customer will remain liable to pay Mentor Graphics for any services performed prior to the termination. Customer shall have the right to continue using any Software and other material previously furnished to it, subject to the terms set forth in this Attachment and elsewhere in this Agreement.

11. DISCLOSURES. The parties have executed a Non-Disclosure Agreement effective June 30, 1997 which is incorporated into this Attachment C by reference.

                                                   EFFECTIVE DATE: JUNE 30, 1997


                            NON-DISCLOSURE AGREEMENT

THIS AGREEMENT is between Summa Four, Inc., a Delaware Corporation, with its principal place of business at 25 Sundial Avenue, Manchester, New Hampshire, 03103-7251 (hereinafter "Summa Four") and the Company whose name and address is set forth below (hereinafter "Company").

Company:      Mentor Graphics Corporation
Street:       8005 SW Boeckman Road
City:         Wilsonville
State:        Oregon                                  Zip: 97070-7777

WHEREAS, Summa Four may from time to time furnish certain confidential information to Company, and

WHEREAS, the Parties acknowledge that said confidential information is a valuable and proprietary asset of Summa Four, and

WHEREAS, the Parties mutually agree this Agreement shall apply to any and all disclosures made by Summa Four to Company for the period starting on the effective date above and ending on the anniversary date three (3) years thereafter.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the Parties agree as follows:

1.       CONFIDENTIAL INFORMATION

For the purposes hereunder, Confidential Information shall include information disclosed to or which becomes known by Company as a result of disclosure by Summa Four. Confidential Information may include information about Summa Four, its products, processes and services including, but not limited to, information relating to physical working models and samples of the products, research, development, patentable and unpatentable inventions, manufacturing, purchasing, accounting, engineering, marketing, merchandising, selling, customer lists, customer prospects, software programs, software codes, blueprints, technical information, trade secrets or know-how or other related proprietary business information or data, in tangible or intangible form, including observations made by Company while on Summa Four's premises ("Confidential Information"). Confidential Information that is presented in written or other tangible form shall be clearly and conspicuously marked as confidential. If the Confidential Information is disclosed in an oral, visual or other intangible manner, it shall be identified as confidential before, during or after the oral, visual or other intangible disclosure and confirmed in writing as confidential within thirty
(30) days thereafter.

2.       NON-DISCLOSURE

Company will (a) hold all Confidential Information in confidence and, (b) restrict dissemination of the Confidential Information only to those of its employees on a need-to-know basis and, (c) shall not publish, disclose or divulge any Confidential Information to any other person, firm, corporation, association or other entity and, (d) not use the Confidential Information, directly or indirectly, for its own benefit or for the benefit of any person, firm, corporation, association or other entity, without Summa Four's prior written consent. All Confidential Information disclosed in intangible form shall be kept confidential to the same extent as if such Confidential Information were in tangible form. Company agrees to receive and protect the Confidential Information in accordance with the same standard of care which is applied to its own confidential, proprietary information for a period of not less than two (2) years from the date of Disclosure.

3.       EXCLUSIONS

For the purposes of this Agreement, Confidential Information shall not be deemed to include information which: (a) is, or becomes, public knowledge through no wrongful act of Company, or (b) was previously or independently developed by or known to Company without the use of Confidential Information obtained under this Agreement, or (c) is, or becomes, lawfully available to Company from a source other than Summa Four, or (d) is approved for release by written authorization from Summa Four, or (e) was communicated in response to a valid order by a court or other governmental body, was otherwise required by law, or was necessary to establish the rights of either party under this Agreement.

4.       REMEDIES

Summa Four is entitled to enforce the provisions of this Agreement by any means allowed by law including seeking to obtain injunctive relief and/or specific performance.

5.       NO RIGHT OR LICENSE GRANTED

No rights or obligations other than those expressed herein are to be implied from this Agreement. No license or other right is hereby granted directly or indirectly to Company hereunder, to use in any way the Confidential Information disclosed by Summa Four under this Agreement. Upon the expiration or termination of this Agreement, or upon written request by Summa Four, Company shall return or destroy, at Summa Four's option, all Confidential Information in its possession or control.

6.       LAW AND JURISDICTION

The validity, construction, and interpretation of this Agreement and the rights and duties of Company hereto shall be governed by and construed in accordance with the laws of the State of New Hampshire.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by its duly authorized representatives,

         COMPANY                                       SUMMA FOUR, INC.

Authorized Signature                             Authorized Signature
/s/ Kristine Gardner                             /s/ Dick Swee

Name (Print or Type)                             Name (Print or Type)
Kristine Gardner                                 Dick Swee

Title                                            Title
Corporate Contracts Manager                      VP Engineering

Date                                             Date
3-31-97                                          6/29/97